UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 21, 2014

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	William Schromm, New Executive Vice President and Chief Operating Officer:

Effective August 25, 2014, William Schromm was appointed Executive Vice President and Chief Operating Officer of ON Semiconductor Corporation (“Corporation”) and Semiconductor Components Industries, LLC (“SCILLC”), the wholly-owned primary operating company of the Corporation. Mr. Schromm (age 56) has over 30 years of experience in the semiconductor industry and has worked with ON Semiconductor in various positions since 1999. Before his recent promotion to Executive Vice President and Chief Operating Officer, Mr. Schromm served as Senior Vice President and General Manager, Operating Systems and Technology Group, a position he has held since September of 2012. From May 2006 through September 2012, Mr. Schromm served as Senior Vice President and General Manager Computing and Consumer Products Group. From December 2005 through May 2006, he served as the Vice President and General Manager of the High Performance Analog Division and also led the Analog Products Group. Beginning in January 2003, he served as Vice President of the Clock and Data Management business and continued in that role with additional product responsibilities when this business became the High Performance Analog Division in August 2004. Prior to that, he served as the Vice President of Tactical Marketing from July 2001 through December 2002, after leading the Company’s Standard Logic Division since August 1999.

Mr. Schromm and SCILLC have entered into an employment agreement (“Agreement”) providing for a base salary of $400,000 per year, subject to review by the Corporation’s Board of Directors and/or its Compensation Committee (both or either referred to herein as, the “Board”) from time-to-time. The Agreement specifies a discretionary incentive target amount for Mr. Schromm under the Corporation’s bonus program of up to a target of 80% of his base salary during the relevant performance cycle or an additional amount as approved by the Board under the bonus program, depending upon such Board approval and how the Corporation and/or Mr. Schromm perform in relation to specified performance criteria. The Agreement further provides for the standard benefits that the Corporation makes available to its executive officers, including a monthly car allowance of $1,200 and reimbursement of up to $10,000 per year for actual financial planning expenses, without any tax gross-ups. The Agreement has no specified term of years.

Under the Agreement, if SCILLC terminates Mr. Schromm’s employment without “cause,” or he resigns for “good reason” (as those terms are defined in the Agreement), SCILLC will pay him: (i) a continuation of base salary for twelve months after the date of termination, subject to the restrictions noted below, in accordance with SCILLC’s ordinary payroll practices; (ii) any earned but unpaid bonus for any prior performance cycle; and (iii) a pro rata portion of his bonus, if any, for the current performance cycle. Mr. Schromm would also be entitled to medical benefits for one year following termination and up to six months of outplacement assistance for a cost to SCILLC not to exceed $5,000. Notwithstanding the foregoing, the amount of base salary payments made pursuant to (i) above during the six-month period following Mr. Schromm’s date of termination shall not exceed the severance pay exception limitation amount set forth in Section 409A of the Internal Revenue Code and any amount that is subject to the separation pay exception limitation shall be paid in a single lump sum on the six-month anniversary of the date of termination.

In the event of a “change in control” (as defined in the Agreement), if Mr. Schromm’s employment is terminated (without cause or for good reason) within twenty-four months after a change in control, then he will be entitled to the aforementioned severance benefits. In addition, the Agreement provides that he will be entitled to accelerated vesting of (i) all of his outstanding unvested options and outstanding RSUs (including both time and performance based) as of the date Mr. Schromm signed the Agreement, and (ii) his Promotion RSUs (defined below), subject to certain restrictions.

Also under the Agreement, all severance benefits for Mr. Schromm are subject to him signing (and not revoking) a general release and waiver (in the form reasonably acceptable to SCILLC) and his compliance with restrictive covenants that prohibit Mr. Schromm during, and for one year after, the termination of his employment from soliciting any employee of the Corporation, SCILLC or their subsidiaries, or competing with SCILLC or its affiliates.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description is qualified in its entirety by reference to the filed Agreement.

In connection with Mr. Schromm’s appointment as Executive Vice President and Chief Operating Officer, the Compensation Committee of the Board has approved a promotional equity-based grant to Mr. Schromm under the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (“Amended and Restated SIP”). The promotion grant consists of time-based restricted stock units (“Promotion RSUs”) with an estimated aggregate grant date fair value of $300,000 computed in accordance with FASB ASC Topic 718, which grant date will be September 2, 2014 under the Corporation’s grant date policy. The number of shares of common stock underlying the Promotion RSUs will be determined by dividing $300,000 by the closing market price of the Corporation’s common stock on the date of grant.

The Promotion RSUs will vest annually on a pro rata basis over a three-year period beginning on the first anniversary of the grant date. The Promotion RSUs will be subject to additional terms and conditions under the Amended and Restated SIP, as well as a separate agreement governing the Promotion RSUs.

(e)	Change in Bonus Target for Robert A. Klosterboer.

The Board approved the promotion of Robert A. Klosterboer from Senior Vice President and General Manager, Application Products Group to Executive Vice President and General Manager, Application Products Group. In connection with this promotion, the Board also approved an increase of Mr. Klosterboer’s target bonus percentage from 65% to 70% for purposes of participation in the Corporation’s semi-annual cash bonus incentive plan most recently described in our Form 8-K filed with the Securities and Exchange Commission on July 31, 2014.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	Employment Agreement between Semiconductor Components Industries, LLC and William Schromm dated as of August 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: August 25, 2014	By:	/s/ KEITH JACKSON
Keith Jackson Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement between Semiconductor Components Industries, LLC and William Schromm dated as of August 25, 2014